Exhibit 99.1

Contacts:
Big 5 Sporting Goods Corporation
Charles Kirk
Sr. Vice President and Chief Financial Officer
(310) 536-0611

Robert Jaffe
PondelWilkinson MS&L
(323) 866-6007

BIG 5 SPORTING GOODS CORPORATION ANNOUNCES FISCAL 2003 FOURTH
QUARTER AND FULL YEAR RESULTS

•	Fourth Quarter 2003 Diluted EPS Increases to $0.43, or $0.49 Before Debt Redemption Charges, Versus $0.39 in Fourth Quarter 2002

•	Full Year 2003 Diluted EPS Increases to $1.16, or $1.25 Before Debt Redemption Charges, Versus Pro Forma $1.09 in 2002

•	Conference Call Scheduled For Today at 2:00 p.m. (Pacific); Simultaneous Webcast at www.big5sportinggoods.com

El Segundo, CA – February 11, 2004 – Big 5 Sporting Goods Corporation (Nasdaq: BGFV) today reported financial results for the fiscal 2003 fourth quarter and full year that ended on December 28, 2003.

For the 2003 fourth quarter, net sales increased by $15.1 million, or 8.5%, to $191.8 million from $176.7 million in the fourth quarter of 2002. Same store sales increased 3.6% versus the fourth quarter last year, representing the company’s thirty-second consecutive quarterly increase in same store sales over comparable prior periods. Net income available to common stockholders for the 2003 fourth quarter, calculated in accordance with generally accepted accounting principles (“GAAP”), increased to $9.9 million, or $0.43 per diluted share, compared with net income available to common stockholders of $8.8 million, or $0.39 per diluted share, in the same period last year. Net income available to stockholders for the 2003 fourth quarter includes a charge of $1.2 million, net of taxes, associated with the redemption of $35.0 million principal amount of the company’s 10.875% senior notes. Excluding this charge, net income available to stockholders for the 2003 fourth quarter was $11.1 million, or $0.49 per diluted share.

For fiscal 2003, net sales increased by $42.2 million, or 6.3%, to $709.7 million from $667.5 million for fiscal year 2002. Same store sales for fiscal 2003 increased 2.2% versus fiscal 2002. Net income available to common stockholders for fiscal 2003, reported in accordance with GAAP, increased to $26.3 million, or $1.16 per diluted share, compared with GAAP net income available to common stockholders of $11.1 million, or $0.57 per diluted share in the same period last year. Net income available to stockholders for fiscal 2003 includes a charge of $2.1 million, net of taxes, associated

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with the redemption of $55.0 million principal amount of the company’s 10.875% senior notes. Excluding this charge, net income available to stockholders for fiscal 2003 was $28.3 million, or $1.25 per diluted share. This compares with pro forma net income available to common stockholders for fiscal 2002 of $24.6 million, or $1.09 per diluted share, which excludes certain effects related to the company’s initial public offering.

Steven G. Miller, Big 5’s Chairman, President and Chief Executive Officer, said, “We are pleased to report another outstanding quarter and full year for Big 5 Sporting Goods. The fourth quarter was our strongest comp store quarterly performance of the year and represented our 32nd consecutive quarterly increase in same store sales. Our comp store performance was solid in each of our five geographic regions and for each of our three major merchandise categories – footwear, apparel and hard goods. Our positive sales results, combined with higher profit margins, sound expense controls and lower interest costs enabled us to deliver excellent bottom-line results for the fourth quarter and full year of fiscal 2003. We believe we are well positioned to continue this strong performance in 2004.”

Big 5 reports net income and earnings per diluted share in accordance with GAAP and additionally on a pro forma basis to exclude certain effects of the company’s senior note redemption (as described above) and to exclude certain effects of the company’s fiscal 2002 IPO. The company raised a total of $84.0 million of net proceeds from the IPO, which were used along with borrowings under its credit facility to redeem all of Big 5’s then outstanding senior discount notes and preferred stock and to repurchase approximately 500,000 shares of common stock from non-executive employees. The pro forma figures for fiscal 2002 assume that the IPO took place at the beginning of 2002 and exclude the effects of certain one-time IPO-related and over-allotment expenses, use of funds generated from the reduction of the redemption premium otherwise applicable to the redemption of preferred stock to pay bonuses in connection with the IPO, interest payments and premiums payable on debt redeemed in connection with the IPO, dividends and premiums payable on preferred stock redeemed in connection with the IPO and related income tax effects. Big 5 uses this pro forma reporting internally to evaluate its operating performance without regard to certain non-recurring financial effects of the IPO and certain financial effects of the 2003 partial senior note redemptions and believes this presentation will provide investors with additional insight into its operating results. A reconciliation of the senior note redemptions and IPO-related pro forma adjustments to GAAP appears in the financial statements portion of this release.

Store Openings

During the fiscal 2003 fourth quarter, Big 5 opened 11 new stores, including three in Arizona, two each in California, Idaho, and Colorado, and one each in Nevada and Washington. These openings brought the company’s year-end store count to 293 versus 275 at the end of fiscal 2002. The company anticipates opening between 15 and 20 stores in fiscal 2004.

EPS Guidance

Big 5 expects to realize same store sales growth in the mid-single-digit range for the first fiscal quarter of 2004, resulting in earnings per diluted share in the range of $0.23 to $0.25. For the 2004 fiscal year, the company currently expects to realize same store sales growth in the low to mid-single-digit range, resulting in earnings per diluted share of $1.47 to $1.53. Fiscal 2004 will include 53 weeks for accounting purposes, with the extra week being included in the company’s fourth quarter results. This additional week should add approximately 1.75% to fiscal 2004 sales versus fiscal 2003, but should not have a material impact on earnings results for the fourth quarter or year.

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Conference Call Information

Big 5 will host a conference call and audio webcast today at 2:00 p.m. (Pacific) to discuss financial results for the quarter and full year ended December 28, 2003. The webcast will be available at www.big5sportinggoods.com and archived for three months.

About Big 5 Sporting Goods Corporation

Big 5 is the leading sporting goods retailer in the western United States, operating 293 stores in 10 states under the “Big 5 Sporting Goods” name. Big 5 provides a full-line product offering in a traditional sporting goods store format that averages 11,000 square feet. Big 5’s product mix includes athletic shoes, apparel and accessories, as well as a broad selection of outdoor and athletic equipment for team sports, fitness, camping, hunting, fishing, tennis, golf, snowboarding and in-line skating.

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause Big 5’s actual results in future periods to differ materially from forecasted results. Those risks and uncertainties include, among other things, the competitive environment in the sporting goods industry in general and in Big 5’s specific market areas, inflation, product availability and growth opportunities, seasonal fluctuations, weather conditions, changes in costs of goods and economic conditions in general. Those and other risks are more fully described in Big 5’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K filed on March 31, 2003 and its Quarterly Report on Form 10-Q for the quarter ended September 28, 2003. Big 5 disclaims any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

# # #

FINANCIAL TABLES FOLLOW

BIG 5 SPORTING GOODS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except earnings per share data)

	As Reported		Pro Forma
	13 Weeks Ended		13 Weeks Ended (1)

	December 28,	December 29,	December 28,
	2003	2002	2003

Net sales	$191,823	$176,720	$191,823
Cost of goods sold, buying and occupancy	121,554	112,856	121,554

Gross profit	70,269	63,864	70,269

Selling and administrative	46,807	42,498	46,807
Depreciation and amortization	2,784	2,809	2,784

Operating income	20,678	18,557	20,678
Premium and unamortized financing fees related to redemption of debt	1,901	—	—
Interest expense, net	2,661	3,527	2,661

Income before income taxes	16,116	15,030	18,017
Income tax	6,189	6,203	6,921

Net income available to common stockholders	$9,927	$8,827	$11,096

Earnings per share:
Basic	$0.44	$0.40	$0.49

Diluted	$0.43	$0.39	$0.49

Shares used to calculate earnings per share:
Basic	22,664	21,915	22,664
Diluted	22,832	22,664	22,832

BIG 5 SPORTING GOODS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except earnings per share data)

	As Reported		Pro Forma
	52 Weeks Ended		52 Weeks Ended(1)

	December 28,	December 29,	December 28,	December 29,
	2003	2002	2003	2002

Net sales	$709,740	$667,469	$709,740	$667,469
Cost of goods sold, buying and occupancy	453,814	429,858	453,814	429,858

Gross profit	255,926	237,611	255,926	237,611

Selling and administrative	186,798	174,868	186,798	171,862
Depreciation and amortization	10,412	9,966	10,412	9,966

Operating income	58,716	52,777	58,716	55,783
Premium and unamortized financing fees related to redemption of debt	3,434	4,557	—	—
Interest expense, net	11,405	15,825	11,405	14,050

Income before income taxes	43,877	32,395	47,311	41,733
Income tax	17,587	13,313	18,963	17,135

Net income	26,290	19,082	28,348	24,598
Redeemable preferred stock dividends and redemption premium	—	7,999	—	—

Net income available to common stockholders	$26,290	$11,083	$28,348	$24,598

Earnings per share:
Basic	$1.16	$0.60	$1.25	$1.14

Diluted	$1.16	$0.57	$1.25	$1.09

Shares used to calculate earnings per share:
Basic	22,651	18,358	22,651	21,546
Diluted	22,753	19,476	22,753	22,664

BIG 5 SPORTING GOODS
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(1)	The above pro forma statements are based upon the company’s unaudited consolidated financial statements, with certain adjustments. This presentation is not in accordance with, or an alternative for, generally accepted accounting principles (GAAP) and may not be consistent with the presentation used by other companies. However, Big 5 uses this pro forma reporting internally to evaluate its operating performance without regard to certain non-recurring financial effects of its initial public offering in 2002 or certain financial effects of the 2003 partial senior note redemptions and believes this presentation will provide investors with additional insight into its operating results. The following table reconciles the pro forma data to that reported in the financial statements by making certain adjustments for the 2003 partial senior note redemptions and by treating the 2002 initial public offering, including the exercise of the underwriters’ over-allotment option, as if it were completed at the beginning of the period presented.

	13 Weeks Ended	52 Weeks Ended

	December 28,	December 28,	December 29,
(in thousands except earnings per share data)	2003	2003	2002

Reported net income available to common stockholders	$9,927	$26,290	$11,083
Redeemable preferred stock dividends (a)	—	—	7,999

Reported net income	9,927	26,290	19,082
Bonus expense (b)	—	—	1,962
Management fees (c)	—	—	1,044
Interest expense (d)	—	—	1,775
Premium and unamortized financing fees related to redemption of debt (e)	1,901	3,434	4,557
Income taxes (f)	(732)	(1,376)	(3,822)

Pro forma net income available to common stockholders	$11,096	$28,348	$24,598

Pro forma earnings per share - diluted	$0.49	$1.25	$1.09

Pro forma weighted average shares outstanding - diluted	22,832	22,753	22,664

(a)	To eliminate dividends and redemption premium on preferred stock redeemed in connection with the initial public offering.

(b)	To eliminate from selling and administrative expenses, the payment of bonuses that was funded through a reduction of the redemption price that would otherwise have been applicable to redemption of the company’s outstanding preferred stock.

(c)	To eliminate from selling and administrative expenses, management services agreement fees and the management services agreement termination cost incurred in connection with the initial public offering.

(d)	To eliminate interest expense and amortization of debt issue costs associated with the senior discount notes redeemed in connection with the initial public offering and to reflect interest expense on incremental borrowings under the credit facility.

(e)	To eliminate the premium and unamortized financing fees associated with the 2003 partial redemptions of senior notes (2003 adjustment only) and the redemption of the senior discount notes in connection with the initial public offering (2002 adjustment only).

(f)	To reflect tax benefit for items (b) through (e) noted above at the company’s effective tax rate.

BIG 5 SPORTING GOODS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands)

	December 28,	December 29,
	2003	2002

Assets
Current assets
Cash	$9,030	$9,441
Merchandise inventory	179,555	169,529
Other current assets	16,539	11,442

Total current assets	205,124	190,412

Property and equipment, net	46,952	45,104
Other long-term assets	19,769	22,459

Total assets	$271,845	$257,975

Liabilities and Stockholders’ Equity
Current liabilities	$130,541	$117,645
Deferred rent	11,654	11,525
Long-term debt	99,686	125,131

Total liabilities	241,881	254,301

Net stockholders’ equity	29,964	3,674

Total liabilities and stockholders’ equity	$271,845	$257,975